Exhibit 99.1

Pulmonx Announces Retirement of CEO Glen French and Appointment of Industry Veteran Steve Williamson as President and Chief Executive Officer

Redwood City, CA – February 21, 2024 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today announced that Glen French will retire as the Company’s President and Chief Executive Officer, effective March 15, 2024, following over nine years of service to Pulmonx. Concurrently, the Company announced the appointment of Steve Williamson as President and Chief Executive Officer, and as a member of the Company’s Board of Directors, also effective March 15, 2024. Mr. French will serve as a Senior Advisor to Mr. Williamson until May 1, 2024 to ensure a seamless transition and then remain a member of the Company’s Board of Directors.

“On behalf of the Board, we thank Glen for his transformative leadership as CEO for nearly a decade. Throughout his tenure, Pulmonx achieved several major milestones including the execution of multiple randomized controlled trials, widespread regulatory approval and reimbursement, a successful IPO, and commencement of U.S. commercialization. I look forward to continuing to work with Glen in his capacity as a member of the Board of Directors where his insights from over twenty-five years of pulmonary industry experience will prove invaluable,” said Dana G. Mead, Jr., Chairperson of the Company’s Board. “We are extremely excited to welcome Steve to Pulmonx at such a pivotal point on our growth trajectory. Given his broad general management and commercial leadership experience, his decades of experience within the medical device space, and his demonstrated success in driving rapid market adoption of innovative therapies, we have the utmost confidence in his ability to lead Pulmonx.”

"It has been a privilege to serve as President and CEO of Pulmonx. I am grateful to have had the opportunity to work alongside such a dedicated and capable team, and I look forward to continuing my work as a member of the Board of Directors,” said Mr. French. "Steve has the proven leadership qualities and skills to successfully lead Pulmonx and I am committed to doing all I can to ensure his success.”

“I am thrilled to join Pulmonx as Chief Executive Officer,” said Steve Williamson. “The Pulmonx team members have built a strong foundation, and I am committed to working with them to further the Company’s mission to expand patient access to the Zephyr Valve treatment and lead Pulmonx through its next stage of growth."

About Steve Williamson
Steve Williamson brings nearly 30 years of experience driving high growth medical device businesses, having served most recently as Chief Commercial Officer of Outset Medical, Inc (“Outset”). Prior to Outset, he served as the Worldwide President for the Peripheral Intervention (“PI”) business unit of CR Bard (“Bard”) and later Becton, Dickinson and Company (“BD”) following BD’s acquisition of Bard. In his eight years running the $1.5 billion PI business unit, Mr. Williamson drove significant revenue growth and global expansion, along with numerous product launches and acquisitions. Prior to that, he was Senior Vice President and General Manager of the GYN Surgical Products business at Hologic. Mr. Williamson holds a Bachelor of Business Administration from the University of Massachusetts, Amherst, and a Master of Business Administration from Bentley College.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed

Exhibit 99.1
with the SEC on November 3, 2023, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, AeriSeal ®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com